UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The

Securities Exchange Act of 1934

February 9, 2021

Date of Report (Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 9, 2021, PennantPark Floating Rate Capital Ltd. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of its stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 8, 2020. As of December 1, 2020, the record date, 38,772,074 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Company’s stockholders elected two Class I directors of the Company, who will each serve until the 2024 Annual Meeting and until his successor is duly elected and qualifies.

The voting results as of February 9, 2021, as certified by the inspector of election, are set forth below:

Name	For	Against	Abstain	Broker Non-Vote
Marshall Brozost	9,075,846	3,833,199	245,577	12,185,229
% of Shares Voted	68.99%	29.14%	1.87%	N/A
Samuel L. Katz	10,158,548	2,747,564	248,510	12,185,229
% of Shares Voted	77.22%	20.89%	1.89%	N/A

Proposal 2. The Company’s stockholders ratified the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending September 30, 2021.

The voting results as of February 9, 2021, as certified by the inspector of election, are set forth below:

	For	Against	Abstain
Shares Voted	24,877,910	213,803	248,138
% of Shares Voted	98.18%	0.84%	0.98%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Floating Rate Capital Ltd.

Dated: February 12, 2021	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer